UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 31, 2015

Date of Report (Date of Earliest Event Reported)

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) In the second half of fiscal year 2014, the Audit Committee of Tilly’s, Inc. (the “Company”) determined that the Company should initiate a request for proposal process for its independent audit services. As the result of a competitive bid process, on March 31, 2015, the Audit Committee determined to engage BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for fiscal year 2015, as discussed further below. Previously, Deloitte & Touche LLP (“Deloitte”) had served as the Company’s independent registered public accounting firm since the Company’s fiscal year 2006 audit. In connection with the Audit Committee’s engagement of BDO, the Company informed Deloitte on March 31, 2015, that it would be dismissed as the independent registered public accounting firm for the Company effective after Deloitte’s completion of its audit of the Company’s financial statements for fiscal year 2014, which ended January 31, 2015.

During fiscal year 2013 (ended February 1, 2014) and fiscal year 2014 (ended January 31, 2015), and through March 31, 2015, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

Deloitte’s reports on the Company’s financial statements for fiscal years 2013 and 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years 2013 and 2014, and through March 31, 2015, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Deloitte with a copy of the above disclosure and requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not Deloitte agrees with the statements contained above. Deloitte has provided the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements, a copy of which is filed as Exhibit 16.1 herewith.

(b) As disclosed above, on March 31, 2015, effective immediately upon the Company’s filing of its Annual Report on Form 10-K for fiscal year 2014, the Audit Committee engaged BDO as the Company’s independent registered public accounting firm for fiscal year 2015. The Company will request stockholder ratification of the appointment of BDO as the Company’s independent registered public accounting firm at its 2015 annual meeting of stockholders to be held on June 10, 2015.

During fiscal years 2013 and 2014, and through March 31, 2015, neither the Company nor anyone acting on behalf of the Company, consulted BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter dated April 2, 2015 from Deloitte & Touche LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: April 2, 2015	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Vice President, General Counsel and Secretary